UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 1169 Yumeng Road
Ruian Economic Development District
Ruian City, Zhejiang Province
People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2014, Mr. Jung Kang Chang resigned as a director of the Board of SORL Auto Parts, Inc. (the “Company”). His resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 1, 2014, the Company announced that Board of Directors of the Company elected Ms. Shuping Chi as director of the Board. Ms. Chi will not be on any committees, and she will not receive any compensation.

Ms. Chi is the wife of Mr. Xiaoping Zhang, Chief Executive Officer and Chairman of Board of the Company. Ms. Chi’s related party transactions as related to her husband, Mr. Xiaoping Zhang are described in the Proxy Statement in 2013 as follows:

RELATED PERSON TRANSACTIONS

Ruili Group

Mr. Xiao Ping Zhang and Mr. Xiao Feng Zhang are the principal stockholders of the Ruili Group which was the owner of the assets contributed to Ruili Group Ruian Auto Parts Co., Ltd., a sino-foreign joint venture, in the reverse acquisition. The Company continued to purchase packaging materials from the Ruili Group Co., Ltd. The Ruili Group Co., Ltd., is the minority shareholder of Ruian and is controlled by the Zhang family, who is also the controlling party of the Company. The Company sold certain automotive products to Guangzhou Kormee Vehicle brake technology development Co., Ltd., which is controlled by the Ruili Group Co., Ltd.

The following related party transactions occurred for the year ended December 31, 2012 and 2011:

	December 31,
	2012	2011
PURCHASES FROM:
Ruili Group Co., Ltd.	$4,974,751	$6,392,197
Total Purchases	$4,974,751	$6,392,197

SALES TO:
Ruili Group Co., Ltd.	1,856,309	2,392,090
Total Sales	$1,856,309	$2,392,090

	December 31,
	2012	2011

ACCOUNTS PAYABLE TO RELATED PARTIES
Ruili Group Co., Ltd.	$94,954	$524,148
Total	$94,954	$524,148

OTHER PAYABLES TO RELATED PARTIES
MGR Hong Kong Limited	25,559	25,559
Ruili Group Co., Ltd.	$7,524	$118,391
Total	$33,083	$143,950

The Company believes that the prices charged and payments made between the parties in connection with the foregoing transactions are at least as favorable to the Company as would be obtained from a third party.

Ms. Chi is a shareholder of the Company, holding 5.9% of the outstanding common stock. Ms. Chi is familiar with the operation of the Company and has more than 30 years of experiences in the auto parts industry. Ms. Chi is also one of the founders of Ruili Group Co., Ltd., a related company, and Ms. Chi has served as the Vice Chairman of the Board of Ruili Group Co., Ltd. since July 1979.

ITEM 9.01   Financial Statements and Exhibits.

(d) Exhibits.

There is furnished as part of this report the exhibit listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

Date: April 4, 2014	/s/ Xiao Ping Zhang
Xiao Ping Zhang, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on April 1, 2014